Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated March 30, 2020, relating to the financial statements of U.S. Equity Cumulative Dividends Fund – Series 2027 and U.S. Equity Ex-Dividend Fund – Series 2027, each a series of Metaurus Equity Component Trust, for the year ended December 31, 2019, and to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ Cohen & Company, Ltd.

Cohen & Company, Ltd.

Cleveland, Ohio

January 29, 2021